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                                                              EXHIBIT 10.5



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                            NOTE PURCHASE AGREEMENT

                                     AMONG


                            ONEITA INDUSTRIES, INC.

                                      AND

                                ROBERT M. GINTEL

                                      AND

                              AVONDALE MILLS, INC.





                         DATED AS OF DECEMBER 28, 1995





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                 NOTE PURCHASE AGREEMENT ("Agreement"), dated as of December
28, 1995, among ONEITA INDUSTRIES, INC., a Delaware corporation having its principal address at 4130 Faber Place Drive, Suite 200, Ashley Corporate Center, Charleston, South Carolina 29405 (the "Company"), ROBERT M. GINTEL, an individual with a principal place of business at 6 Greenwich Office Park, Greenwich, Connecticut 06831 ("Gintel"), and AVONDALE MILLS, INC., an Alabama corporation having its principal address at 506 South Broad Street, Monroe, Georgia 30655 ("Avondale")(Gintel and Avondale are sometimes hereinafter collectively referred to as the "Purchasers," and individually as a "Purchaser").


                              W I T N E S S E T H

                 WHEREAS, each of the Purchasers desire to lend the Company $7,500,000, or an aggregate of $15,000,000 (the "Loan") and the Company intends to make a common stock rights offering (the "Rights Offering"), on the terms and conditions set forth in the Standby Agreement (as defined below), to the holders of shares of the Company's common stock, $.25 par value per share (the "Common Stock"), to raise sufficient funds to repay $11,250,000 of the Loan; and

                 WHEREAS, the Purchasers are willing to act as standby purchasers of the Company with respect to the Rights Offering, all in accordance with the terms set forth in a Standby Agreement among the Company and the Purchasers, such Standby Agreement to be in the form annexed hereto as Schedule A (the "Standby Agreement"); and

                 WHEREAS, to evidence the Loan, the Company desires to issue and sell, and the Purchasers desire to purchase from the Company, Subordinated 10% Promissory Notes of the Company in the aggregate principal amount of $15,000,000, with Gintel acquiring two notes, each in the original principal amount of $3,750,000 (the "Initial Gintel Note" and the "Gintel Subordinated Note"), the Initial Gintel Note to be exchangeable as herein provided; and

                 WHEREAS, in connection with, and as partial consideration for, that portion of the Loan being made by Gintel, the Company, subject to its prior receipt of all requisite consents, desires to issue and sell to Gintel five- year warrants (the "Warrants") to purchase up to 125,000 shares of Common Stock of the Company at $7.00 per share (the "Warrant Shares"); and

                 WHEREAS, should the Rights Offering fail to be consummated on or before May 31, 1996, or upon the earlier happening of certain other events set forth herein, the parties desire that Avondale have the right to exchange its $7,500,000 subordinated note (the "Avondale Note") for a convertible 10% subordinated note of the Company in like principal amount (the "Avondale Replacement Note"), such Avondale Replacement Note to be convertible into shares of Common Stock of the Company at the rate of $7.00 per share; and

                 WHEREAS, should the Rights Offering fail to be consummated on or before May 31, 1996, or upon the earlier happening of certain other events set forth herein, the parties desire that Gintel have the right, subject to the prior receipt by the Company of all requisite consents, to exchange his Initial Gintel Note for a convertible 10% subordinated note of the Company in like principal amount (the "Gintel Replacement Note"), such Gintel Replacement Note to be convertible into shares of Common Stock of the Company at the rate of $7.00 per share.

                 NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                 Section 1.       Purchase and Sale of Notes.

                 1.1 Purchase and Sale of Notes. The Company agrees to sell to the Purchasers, and the Purchasers agree to purchase from the Company, at a closing (the "Closing") to take place on such date as the parties hereto shall agree, but in no event, later than February 28, 1996 (the "Closing Date"), and subject to the conditions hereinafter set forth in Sections 1.2 and
1.3 below, $15,000,000 aggregate principal amount of Subordinated 10% Promissory Notes of the Company due January 31, 1999 at a price equal to 100% of the aggregate principal amount of the Notes, such Notes to be subordinated to certain indebtedness of the Company on the terms and conditions further set forth in the Notes. To evidence the Loan, Avondale will be issued the Avondale Note and Gintel will be issued the Initial Gintel Note and the Gintel Subordinated Note (the Avondale Note, the Initial Gintel Note and the Gintel Subordinated Note are sometimes hereinafter collectively referred to as the "Notes"). The Initial Gintel Note, the Gintel Subordinated Note and the Avondale Note are substantially in the forms of Schedules B, C and D annexed hereto, respectively, shall be dated as of the Closing Date, and shall be paid for, in the amount set forth on the face of each Note, by wire transfer of immediately available funds to such account of the Company as shall have been designated to the Purchasers.

                 1.2              Conditions to the Purchasers' Obligations.
The obligations of the Purchasers to purchase the Notes as provided for herein shall be subject to the fulfillment, or waiver by the Purchasers, on or before the Closing Date, of each of the following conditions:

                 1.2.1 Representations and Warranties. The representations and warranties of the Company contained in Section 5 hereof shall be true and correct, in all material respects, on and as of the Closing Date and the Company shall have delivered to the Purchasers a certificate of the President of the Company to such effect.

                 1.2.2 Compliance with Agreement. The Company, in all material respects, shall have performed and complied with all agreements and conditions contained in this Agreement that are required to be performed or complied with





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         by it on or before the Closing Date and the Company shall have delivered to the Purchasers a certificate of the President of the Company to such effect.

                 1.2.3 Bank Financing. The Company shall have consummated the bank financing described in Schedule 1.2.3 annexed hereto (the "Bank Financing") on or before the Closing Date.

                 1.2.4 Registration Rights Agreements. The Company shall have executed and delivered to Avondale and Gintel a registration rights agreement, in or substantially in the form annexed hereto as Schedule E (the "Registration Rights Agreement"), pursuant to which, among other things, the Company, if requested by Avondale and/or Gintel, shall register for sale, pursuant to the Securities Act of 1933, as amended (the "Securities Act"), any shares of Common Stock of the Company acquired pursuant to the Standby Agreement, issuable upon the conversion of all or any portion of the Gintel Replacement Note and/or the Avondale Replacement Note and/or issuable upon the exercise of all or any portion of the Warrants.

                 1.2.5 Opinion of Counsel. The Company shall have delivered a favorable opinion, dated the Closing Date and addressed to the Purchasers, from counsel for the Company, substantially in the form of Schedule 1.2.5 annexed hereto.

                 1.2.6 Fairness Opinion. The Board of Directors of the Company, acting upon the recommendation of a specially appointed Independent Committee of the Board of Directors of the Company (the "Independent Committee"), shall have received the opinion of Butler Chapman & Co., Inc. ("Butler Chapman") to the effect that the transactions contemplated by this Agreement and the Rights Offering are fair from a financial point of view to the Company and the holders of Common Stock of the Company and such opinion shall not have been withdrawn as of the Closing Date.

                 1.2.7 Board Approval. The Board of Directors of the Company, based upon the recommendation of the Independent Committee and the fairness opinion described in Section 1.2.6 above, shall have unanimously (except any director of the Company participating in the transactions contemplated by this Agreement shall have abstained) approved the transactions contemplated by this Agreement, and each director of the Company who owns Common Stock shall have agreed to vote, at any stockholders' meeting of the Company, all shares of Common Stock beneficially owned by him in favor of the Rights Offering, the issuance of the Warrants and any other proposal relating to any of the transactions contemplated by this Agreement.





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                 1.2.8            Approvals and Consents.  There shall have
         been obtained by the Company and the Purchasers all consents, approvals, authorizations, waivers, permits and orders, necessary or required for purposes of legally consummating the transactions contemplated by this Agreement, including, without limitation, any consent and/or waiver required from Prudential Insurance Company of America ("Prudential"), and all such consents, approvals, authorizations, permits and orders shall be reasonably acceptable to the Purchasers.

                 1.2.9 Legal Actions or Proceedings. No action or proceeding by any governmental authority or other person shall have been instituted or threatened which could reasonably be expected to enjoin, restrain or prohibit, or could reasonably be expected to result in substantial damages in respect of any provision of this Agreement or the consummation of the transactions contemplated hereby or by the Rights Offering.

                 1.2.10           Certificate of Principal Financial Officer.
         There shall have been delivered to the Purchasers, dated as of the Closing Date, a certificate of the principal financial officer of the Company to the effect that he is familiar with this Agreement, that he has reviewed the affairs of the Company and its subsidiaries, and that, to the best of his knowledge, there exists no condition, act or omission to act which would constitute an event of default under the Notes or which with notice or lapse of time, or both, would constitute such an event of default.

                 1.2.11 Financial Statements. The Company shall have delivered to the Purchasers audited financial statements of the Company as of September 30, 1995, which financial statements contain the unqualified opinion of Arthur Andersen LLP (the "September 30, 1995 Financial Statements").

                 1.2.12 Acceptable Subordination Agreements. The Purchasers, in connection with the Bank Financing, shall have entered into subordination agreements in form and substance acceptable to them with the lenders in the Bank Financing.

                 1.2.13 Satisfactory Information. The Annual Report of the Company on Form 10-K for the fiscal year ended September 30, 1995 and the balance sheets of the Company delivered or to be delivered to the Purchasers in accordance with Sections 5.7 (iii) and (iv) shall not contain disclosure of any material adverse facts which have not been previously disclosed to Avondale.

                 1.3 Conditions to the Company's Obligations. The obligations of the Company to sell the Notes as provided for herein shall be subject to the fulfillment, or waiver by the Company, on or before the Closing Date, of each of the following conditions:





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                 1.3.1            Representations and Warranties.  The
         representations and warranties of each Purchaser contained in Section 7 hereof shall be true and correct, in all material respects, on and as of the Closing Date and each Purchaser shall have delivered to the Company an executed certificate to such effect.

                 1.3.2 Compliance with Agreement. Each Purchaser, in all material respects, shall have performed and complied with all agreements and conditions contained in this Agreement that are required to be performed or complied with by him or it, as the case may be, on or before the Closing Date and each Purchaser shall have delivered to the Company a certificate to such effect.

                 1.3.3 Bank Financing. The Company shall have consummated the Bank Financing on or before the Closing Date.

                 1.3.4 Fairness Opinion. The Board of Directors of the Company, acting upon the recommendation of the Independent Committee, shall have received the opinion of Butler Chapman to the effect that the transactions contemplated by this Agreement and the Rights Offering are fair from a financial point of view to the Company and the holders of Common Stock of the Company and such opinion shall not have been withdrawn as of the Closing Date.

                 1.3.5 Approvals and Consents. There shall have been obtained by the Purchasers and the Company all consents, approvals, authorizations, waivers, permits and orders necessary or required for purposes of legally consummating the transactions contemplated by this Agreement, including, without limitation, any consent and/or waiver required from Prudential, and all such consents, approvals, authorizations, permits and orders shall be reasonably acceptable to the Company.

                 1.3.6 Legal Actions or Proceedings. No action or proceeding by any governmental authority or other person shall have been instituted or threatened which could reasonably be expected to enjoin, restrain or prohibit, or could reasonably be expected to result in substantial damages in respect of, any provision of this Agreement or the consummation of the transactions contemplated hereby or by the Rights Offering.

                 1.3.7 September 30, 1995 Financial Statements. The Company shall have delivered to the Purchasers copies of the September 30, 1995 Financial Statements.

                 1.4 Closing. The Closing of the purchase and sale of the Notes on the Closing Date shall take place at the offices of Reid & Priest LLP at 11:00 a.m. on the Closing Date or





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at such other time and place as the Company and the Purchasers mutually agree upon. At the Closing, the parties shall deliver the Notes and make the respective payments therefor.

                 Section 2.        Issuance and Sale of Warrants.

                 In connection with, and in partial consideration for, that portion of the Loan being funded by Gintel, the Company hereby agrees, subject to its prior receipt of all requisite approvals and consents, including, without limitation, those of the New York Stock Exchange (the "NYSE") and/or the Company's stockholders, to issue and sell to Gintel the Warrants. The Warrants shall be in the form annexed hereto as Schedule F. The Company hereby covenants to seek promptly the approvals and consents contemplated in this
Section 2.

                 Section 3.        Transactions Upon Consummation of the Rights
Offering.

                 Standby Agreement. If the Rights Offering is consummated on or before May 31, 1996, then Gintel and Avondale shall act as standby purchasers pursuant to the Standby Agreement.

                 Section 4. Transactions Upon No Consummation of the Rights Offering or Other Triggering Events.

                 4.1      Exchange of Avondale Note.          If, (a) by May
31, 1996, the Rights Offering is not consummated, or (b) an Event of Default occurs (as defined in the Avondale Note or the Initial Gintel Note) or, if prior to May 31, 1996, (c) the stockholders of the Company vote to not approve the Rights Offering and the transactions contemplated hereby and thereby, (d) the Company publicly announces that it will not proceed with the Rights Offering or (e) any other event takes place which effectively prohibits the Company from lawfully consummating the Rights Offering by May 31, 1996 (the date of occurrence of any of the events described in clauses (a) through (e) above being referred to as the "Conversion Date"), then Avondale, at any time within the 30-day period immediately following the Conversion Date, may exchange the Avondale Note for the Avondale Replacement Note, such Avondale Replacement Note to be substantially in the form annexed hereto as Schedule G and to be convertible, at Avondale's option at any time within the 90-day period immediately following the Conversion Date, into shares of Common Stock of the Company at the rate of $7.00 per share, all as set forth in the Avondale Replacement Note. The Company shall provide the Purchasers with prompt written notice of the occurrence of any of the events described in clauses (a) through
(e) above.

                 4.2 Gintel Exchange of Initial Gintel Note. Gintel, subject to the prior receipt by the Company of all requisite consents, including, if necessary, that of the NYSE and/or the Company's stockholders, may, within the 30-day period immediately following the Conversion Date, exchange the Initial Gintel Note for the Gintel Replacement Note, such Gintel Replacement Note to be substantially in the form annexed hereto as Schedule H, and to be convertible, at Gintel's option at any time within the 90-day period immediately following the Conversion Date,





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into shares of Common Stock of the Company at the rate of $7.00 per share, all as set forth in the Gintel Replacement Note.

                 4.3 Avondale Rights. The parties hereto acknowledge that Avondale's ability to exercise its rights under the Standby Agreement, to exchange the Avondale Note for the Avondale Replacement Note and to convert the Avondale Replacement Note into Common Stock of the Company does not require NYSE and/or stockholder approval, and that Avondale and the Company will be permitted to effect such exercise, exchange and/or conversion in accordance with the terms of this Agreement and the agreements and promissory notes referred to herein whether or not the necessary NYSE and/or stockholder approvals are obtained to permit the transactions involving Gintel under this Agreement.

                 Section 5.       Representations and Warranties of the Company.

                 In order to induce the Purchasers to acquire the Notes, the Company represents and warrants to each of the Purchasers as follows:

                 5.1 Organization and Standing. (a) The Company is a corporation duly organized and validly existing, is in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified as a foreign corporation and is in good standing in all other jurisdictions in which such qualification is required, provided, however, that the Company need not be qualified in a jurisdiction in which its failure to qualify would not have a material adverse effect on its operations or financial condition.

                 (b) Except as set forth on Schedule 5.1 annexed hereto, the Company owns, directly or indirectly through subsidiaries, all of the issued and outstanding capital stock of each of the subsidiaries of the Company set forth on Schedule 5.1 annexed hereto (collectively, the "Subsidiaries"). Each of the Subsidiaries is duly organized and validly existing, is in good standing under the laws of the state of its incorporation, and has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted.

                 (c) Each Subsidiary is duly qualified as a foreign corporation and is in good standing in all other jurisdictions in which such qualification is required, provided, however, that such Subsidiary need not be qualified in a jurisdiction in which its failure to qualify would not have a material adverse effect on its operations or financial condition.

                 (d) True and accurate copies of the Company's Certificate of Incorporation and Bylaws, and the Certificate of Incorporation and Bylaws of each Subsidiary, each as presently in effect, have been delivered to counsel for the Purchasers.

                 5.2 Capitalization. (a) The authorized capital stock of the Company consists of 15,000,000 shares of Common Stock, of which 6,878,506 shares are validly issued and outstanding, fully paid and nonassessable and listed for trading on the NYSE, and were issued





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in compliance with all applicable federal and state securities laws, and
2,000,000 shares of preferred stock, $1.00 par value per share, of which no shares are issued and outstanding. Except as set forth on Schedule 5.2 annexed hereto, and as contemplated by the transactions that are the subject of this Agreement and the Rights Offering, there are no options, warrants, conversion privileges, preemptive rights or other rights presently outstanding to purchase any of the authorized but unissued capital stock of the Company.

                 (b) The authorized capital stock of each Subsidiary is set forth on Schedule 5.2 annexed hereto. Each outstanding share of capital stock of each Subsidiary has been validly issued and is fully paid and non-assessable and was issued in compliance with all applicable federal and state securities laws. There are no options, warrants, conversion privileges, preemptive rights or other rights presently outstanding to purchase any of the authorized but unissued capital stock of any Subsidiary.

                 (c) Except as contemplated by the Registration Rights Agreement and as set forth on Schedule 5.2 annexed hereto, there are no registration rights with respect to the Company's securities currently outstanding or other rights currently outstanding which could require the Company to register for sale pursuant to the Securities Act any securities of the Company.

                 5.3 Authorization. All corporate action on the part of the Company and its Subsidiaries and their respective officers, directors and shareholders that are necessary for the authorization, execution, delivery and performance of all obligations of the Company under this Agreement, the Registration Rights Agreement and the Standby Agreement, and for the authorization, issuance and delivery of the Notes, the Avondale Replacement Note, the Gintel Replacement Note and the Warrants have been taken. Except as set forth on Schedule 5.3 annexed hereto, this Agreement, the Notes, the Avondale Replacement Note, the Gintel Replacement Note, the Warrants, the Standby Agreement and the Registration Rights Agreement, constitute and will constitute valid and legally binding obligations of the Company enforceable in accordance with their respective terms, and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or By-Laws of the Company or any provision of any indenture, agreement or other instrument by which the Company or any of its Subsidiaries, or any of their respective properties or assets is bound or affected.

                 5.4 Validity of Common Stock. The Common Stock issuable upon the exercise of the rights to be issued in the Rights Offering, upon any conversion of the Gintel Replacement Note and/or the Avondale Replacement Note or upon any exercise of the Warrants have been duly authorized and validly reserved and, upon issuance in accordance with the terms thereof, shall be duly and validly issued, fully paid and nonassessable and duly authorized for listing on the NYSE, subject to official notice of issuance.

                 5.5 Governmental and Other Consents. Except as set forth on Schedule 5.5 annexed hereto, all consents, approvals, orders or authorizations of, or registrations,





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qualifications, designations, declarations or filings with, any federal or state governmental authority or any other person on the part of the Company which are, or will be, necessary to be obtained by the Company for the valid execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Standby Agreement by the Company and the consummation of the transactions contemplated hereby and thereby, or the issuance, delivery or enforcement of the Notes, the Avondale Replacement Note, the Gintel Replacement Note and the Warrants, have been made or obtained.

                 5.6      Actions Pending.   Except as set forth on Schedule
5.6 annexed hereto, no claim, suit, action or legal, administrative, arbitration or other proceeding or, to the best knowledge and belief of the Company, investigation by any governmental agency, pertaining to the business, products or assets of the Company or any Subsidiary, including, but not limited to, matters involving environmental, safety or health standards, or employment matters as currently in effect, or products liability or product safety, or any change in the zoning or building ordinances affecting the properties or leasehold interests of the Company and its Subsidiaries is pending or, to the best knowledge and belief of the Company, has been threatened, nor, to the best knowledge and belief of the Company, do any facts exist which might lead to any such proceedings, which might materially adversely affect the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole, or any of their respective properties or assets. The foregoing includes, without limiting its generality, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any employees or prospective employee of the Company or any Subsidiary, or the use, in connection with the Company's business, of any information or techniques which might be alleged to be proprietary to their former employer.

                 5.7 Financial Statements. The Company has furnished or will furnish to each Purchaser (i) the audited consolidated balance sheet of the Company as of September 30, 1994 and the related consolidated statements of operations and cash flows of the Company for the year then ended (the "Audited Financial Statements"), audited by Arthur Andersen LLP, the independent public accountants retained by the Company, (ii) the unaudited consolidated balance sheet of the Company as of July 1, 1995 and the related unaudited consolidated statements of operations and cash flows of the Company for the nine-month period ended July 1, 1995 (the "Unaudited Financial Statements") as contained in the Company's Quarterly Report on Form 10-Q for the quarter ended July 1, 1995, as the same was filed with the Securities and Exchange Commission (the "Commission"), (iii) the unaudited consolidated balance sheet of the Company as of September 30, 1995 and the related unaudited consolidated statements of operations and cash flows of the Company for the year then ended and (iv) the unaudited consolidated balance sheet of the Company as of October 31, 1995 and the related unaudited consolidated statements of operations and cash flows of the Company for the month then ended and, if completed prior to the Closing Date, the unaudited consolidated balance sheets of the Company as of the end of each subsequent month and the related unaudited consolidated statements of operations and cash flows of the Company for the months then ended. Such financial statements are and will be complete and correct, have been and will be prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") and fairly present and will fairly present





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

the financial position of the Company as of their respective dates and the results of its operations for the periods then ended, provided, that unaudited financial statements shall be subject to normal year-end adjustments and may not contain all notes which would be required by GAAP. Except as set forth on such balance sheets, the Company has no, and will have no, material liability or obligation, absolute or contingent, as of the respective dates of such balance sheets, which liability or obligation would be required to be included thereon in accordance with GAAP. Except as set forth on Schedule 5.7 annexed hereto, there has been no material change in the Company's business, prospects, condition, affairs, operations, properties, or assets since September 30, 1995.

                 5.8 Title to Properties. Except for the liens securing the indebtedness of the Company referenced in the notes to the September 30, 1995 financial statements of the Company, and as contemplated by the Bank Financing the Company has good and marketable title to all of its respective real property and owns outright all of its respective other properties and assets, including, without limitation, those reflected on the balance sheet as of September 30, 1995 (other than properties and assets disposed of in the ordinary course of business since the date of such balance sheet).

                 5.9      Patents and Trademarks. Except as listed on Schedule
5.9 annexed hereto, the Company does not own or possess any patents, trademarks, servicemarks, tradenames, copyrights or licenses (hereinafter collectively referred to as the "Intangible Rights"). Except as set forth on
Schedule 5.9 annexed hereto, each of the Intangible Rights is held free from contractual restrictions and any other restrictions except those imposed by law or governmental regulation and those which are not material. Except as set forth on such Schedule 5.9 annexed hereto, no material claims relating to the Intangible Rights have been asserted with respect to which notice has been delivered to the Company and not subsequently withdrawn. All such Intangible Rights are valid, enforceable and in good standing and the Company is not infringing any material Intangible Rights of any other person. Except as set forth on Schedule 5.9 annexed hereto, the Company has the right to continue to use its Intangible Rights without any limitation or restriction which would or might materially adversely interfere with its business. No additional Intangible Right is required by the Company to continue conducting its business as presently conducted.

                 5.10 Tax Matters. The Company has timely filed all federal, state, local and foreign tax returns, estimates and reports required by any governmental authority to be filed and has paid in full (a) all taxes, charges and assessments shown to be due by such returns, estimates or reports or otherwise due with respect to the periods covered thereby and (b) all deficiencies, interest and penalties imposed in connection therewith. The Company knows of no audits, assessments, notices of deficiency, claims or demands for taxes or proposed deficiencies against the Company for any federal, state, local or foreign taxes.

                 5.11 Reports. (a) The Company has filed with the Commission all reports and registration statements and all other filings required to be filed with the Commission for the past three years under the rules and regulations of the Commission, copies of which have been





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

delivered to the Purchasers. At their respective times of filing, no such report, registration statement or other filing contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. All such reports, registration statements and other filings, at their respective times of filing, complied with all applicable rules and regulations of the Commission, including, without limitation, the Securities Act, and the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                 (b) The Company has provided or will provide the Purchasers with copies of the most recent draft of the Company's proposed Annual Report on Form 10-K for the year ended September 30, 1995. Such draft Form 10-K does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are being made, not misleading.

                 5.12 Use of Proceeds. The Company will apply the proceeds from the sale of the Notes, simultaneously with the Closing, to working capital, repayment of any interim loans and general corporate needs.

                 5.13 ERISA. (a) With respect to each employee benefit plan (as defined in Section 3(3) of ERISA), each oral or written incentive or deferred compensation plan or agreement and each other employee-related plan, program, agreement or arrangement with respect to which the Company or any other member of the Controlled Group has or may have any liability (hereinafter referred to as a "Benefit Plan"): (i) there has been no violation of any applicable provision of ERISA; (ii) each Benefit Plan intended to qualify under
Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") or for any other tax-exempt or tax-favored status under the Code so qualifies;
(iii) neither the Company nor any other member of the Controlled Group is subject to any outstanding or potential liability or obligation, direct or indirect (other than the obligation to make contributions or pay insurance premiums, all of such contributions or premiums having been made or paid (as appropriate) in full on a timely basis), relating to any such Benefit Plan;
(iv) there are no actual or potential claims or actions (other than claims for benefits in the normal course) relating to any such Benefit Plan; (v) no Benefit Plan which is an employee pension benefit plan (within the meaning of Section 3(2) of ERISA) has any amount of unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA), nor has a Reportable Event (within the meaning of Section 4043(c) of ERISA) occurred with respect to any such Benefit Plan; and (vi) no Benefit Plan is a multi-employer plan (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA).

                 (b) For purposes of this Section 5.13: (i) the term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended; and
(ii) the term "Controlled Group" shall mean a group composed of the Company and each other corporation or other organization under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or Sections 414(b),
(c), (m) or (o) of the Code.

               5.14 Environmental. Except as set forth on Schedule 5.14 annexed hereto, the Company has obtained all permits, licenses and other authorizations which are required under all environmental laws, including laws relating to emissions, discharges, releases or threatened releases or pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, except to the extent failure to obtain any such permit, license or other authorization does not have (and is not likely to have) a material adverse effect on the business, condition (financial or otherwise), operation, properties, performance or prospects of the Company and its Subsidiaries, taken as a whole. Except as set forth on Schedule 5.14 annexed hereto, the Company and each Subsidiary is in compliance with all material terms and conditions of the required permits, licenses and authorizations, and is also in compliance with all other material requirements, obligations, schedules and timetables contained in those laws or contained in any regulations, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, and no claim or assessment with respect thereto has been made, or to the Company's knowledge, threatened, except to the extent failure to comply or any such claim or assessment does not have (and is not likely to have) a material adverse effect on the business, condition (financial or otherwise), operations, properties, performance or prospects of the Company and its Subsidiaries, taken as a whole.


                 5.15 Absence of Certain Changes or Events. Except as set forth on Schedule 5.15 annexed hereto, since September 30, 1995, there has been:

                 (i) no change in the condition (financial or otherwise) of the business and operations of the Company, which, either singly or in the aggregate, is (or is likely to be) materially adverse to the Company;

                 (ii) no sales of goods or services or other transactions of the Company other than those occurring in the ordinary and regular course of business;

                 (iii) no material change in the manner of conducting the business of the Company;

                 (iv) no material adverse change in the working capital position of the Company; and

                 (v) no financial or other commitments or obligations incurred by the Company except such as may be incidental to carrying on the ordinary and regular course of business.

                 5.16 Material Misstatements or Omissions. No representation or warranty by the Company to the Purchasers in this Agreement or in any Schedule hereto, or in any of the other documents or agreements contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading. All of the Schedules hereto applicable to the Company and its Subsidiaries will constitute representations and warranties by the Company herein. All representations, covenants and warranties made by or on behalf of the Company in this Agreement will be deemed to have been relied upon by the Purchasers (notwithstanding any investigation by the Purchasers).

                 5.17 Survival. All representations, warranties and covenants made in this Agreement by the Company shall survive until three years and one month from the Closing Date.

                 Section 6.       Covenants of the Company.

                 The Company covenants and agrees that, unless the Purchasers shall otherwise consent in writing, it will:

                 6.1 NYSE or Stockholder Approvals. Undertake to use its best efforts to obtain promptly from the NYSE and/or the stockholders of the Company approval of (i) the Gintel standby arrangement for the Rights Offering,
(ii) the ability of Gintel to exchange the Initial Gintel Note for the Gintel Replacement Note following the Conversion Date and (iii) the issuance and sale to Gintel of the Warrants.

                 6.2 Rights Offering. Undertake to attempt to consummate a Rights Offering to the holders of its Common Stock as contemplated in the Standby Agreement. The Company agrees to use its best efforts to prepare and file with the Commission the appropriate registration statement covering the Rights Offering as soon as practicable and to use its best efforts to cause such Rights Offering registration statement to become effective under the Securities Act as soon thereafter as possible and to solicit proxies from its stockholders for any approvals necessary under applicable NYSE rules to consummate or lawfully permit the Rights Offering, the Standby Agreement, the ability of Gintel to exchange the Initial Gintel Note for the Gintel Replacement Note following the Conversion Date and the issuance and sale of the Warrants.



                 6.3 Financial Statements. As long as the Notes are outstanding, furnish or cause to be furnished to each Purchaser the following financial statements and information, which shall be prepared in accordance with GAAP:

                 6.3.1 As soon as available, but in any event, within ninety days after the close of each fiscal year of the Company (or such longer period as permitted pursuant to Rule 12b-25 under the Exchange Act ("Rule 12b-25"), provided that the Company has filed, with respect to the report incorporating the financial statements referenced below, the appropriate extension of time with the Commission), audited consolidated balance sheets of the Company as of the close of such period, and related audited consolidated statements of operations and cash flows of the Company for such fiscal year, together with (a) copies of the reports and certificates relating thereto of Arthur Anderson LLP or other independent certified public accountants of recognized national standing selected by the Company and (b) a certificate of such accountants to the effect that they are familiar with the terms and provisions of the Notes and that in making their audit they have not discovered any condition, act or omission to act which would constitute an event of default or which with notice or lapse of time, or both, would constitute such an event of default, under the Notes;

                 6.3.2 As soon as available, but in any event, within forty five days after the close of each of the first three quarters of each fiscal year of the Company (or such longer period as permitted pursuant to Rule 12b-25 under the Exchange Act, provided that the Company, with respect to the report incorporating the financial statements referenced below, has filed the appropriate extension of time with the Commission), unaudited consolidated balance sheets of the Company as of the last day of such quarter and related unaudited consolidated statements of operations and cash flows for such period;

                 6.3.3 As soon as reasonably practicable, all other reports as the Company shall, from time to time, distribute to its stockholders; and

                 6.3.4 Concurrently with its dissemination to the senior lenders of the Company, all other reports as the Company shall, from time to time, disseminate to its senior lenders.

                 6.4 Notes Tendered. Honor the rights of Avondale to tender the Avondale Note and Gintel to tender the Initial Gintel Note to the extent of their then outstanding principal amounts plus accrued and unpaid interest in fulfilling his or its obligation to acquire shares of Common Stock pursuant to the Standby Agreement.

                 6.5 Information Regarding the Purchasers. Provide the Purchasers with draft copies, prior to the time of their filing with the Commission, the NYSE and any other regulatory body, of all registration statements, proxy statements and other documents and reports which identify and discuss the Purchasers and the Rights Offering. The Company shall provide the Purchasers with ample opportunity to review and comment on all such documents and to approve statements made about them (such comments to be limited to information relating to the Purchasers and the Rights Offering), and the Company, prior to the time of filing, shall make such revisions to these documents and reports as the Purchasers may request, such revisions not to be unreasonably denied by the Company.

                 6.6 Other Information. As long as the Notes are outstanding, provide each Purchaser with such information concerning the operations of the Company as any Purchaser may from time to time reasonably request in writing, provided that the Purchasers agree to keep such information confidential, and at reasonable intervals permit representatives of each of the

Purchasers full and free access during normal business hours to the properties, books and records of the Company, provided, however, that the Company shall not be obligated pursuant to this Section 6.6 to provide any information which it reasonably considers to be a trade secret or similar confidential information. In addition, each Purchaser agrees that to the extent he or it receives from the Company material non-public information, he or it, as the case may be, will not effect trades in the Company's securities while in possession of such material non-public information.

                 Section 7.       Representations and Warranties of the
Purchasers.

                 Each Purchaser represents and warrants to the Company as follows:

                 7.1 Organization and Authorization. Such Purchaser, if an individual has the legal capacity to enter into this Agreement and to undertake the transactions contemplated hereby and, if a corporation, is duly organized and validly existing, is in good standing under the laws of the state of its incorporation, and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

                 7.2 Valid and Binding. All corporate action on the part of Avondale and its respective officers, directors and shareholders that are necessary for the execution, delivery and performance of all obligations of Avondale under this Agreement, the Standby Agreement and the Registration Rights Agreement have been taken. Each of this Agreement, the Standby Agreement and the Registration Rights Agreement, when and if executed and delivered by each Purchaser in accordance with the terms contained herein and therein, will constitute the legal, valid and binding obligation of such Purchaser and will be enforceable against such Purchaser in accordance with its respective terms and will not violate any provision of law, any order of any court or other agency of government, or any provision of any indenture, agreement or other instrument by which such Purchaser or any of his or its respective properties or assets is bound or affected and, with respect to Avondale, its Certificate of Incorporation or By-laws.

                 7.3      Investment Representations.

                          7.3.1  Each Purchaser has had an opportunity to ask
questions of, and to receive information from, the Company and persons acting on the Company's behalf concerning the transactions contemplated herein and in the Rights Offering, and to obtain any additional information necessary to verify the accuracy of the information and data received by such Purchaser. Such Purchaser acknowledges receipt and examination of the following information, in addition to, and not in limitation of, any other information obtained by such Purchaser or his or its representatives in connection with such Purchaser's investigations and examinations of the Company:

                          7.3.1.1 The Annual Report of the Company on Form 10-K for the fiscal year ended September 30, 1994, as the same was filed with the Commission;

                          7.3.1.2 The Quarterly Report of the Company on Form 10-Q for the fiscal quarter ended July 1, 1995, as the same was filed with the Commission;

                          7.3.1.3 The unaudited consolidated financial statements of the Company as of September 30, 1995; and

                          7.3.1.4 The unaudited consolidated balance sheets and related statements of operations and cash flows of the Company referenced in Section 5.7 (iv).

                 It is understood and agreed that the foregoing shall in no way affect, diminish, or derogate from the representations and warranties made by the Company hereunder.

                          7.3.2  Each Purchaser is an "accredited investor," as
such term is defined under Rule 501(a) promulgated by the Commission under the Securities Act, and he or it, as the case may be, has knowledge of the business and affairs of the Company, has sufficient knowledge and experience in business matters to evaluate the merits and risks of an investment in the Company, has adequate means of providing for his or its, as the case may be, current needs and possible contingencies, has no need for liquidity of his or its, as the case may be, investment in the Company and would be able to bear the economic risk of a complete loss of his or its, as the case may be, proposed investment hereunder.

                 7.4 Governmental and Other Consents. All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any federal or state governmental authority or any other person on the part of each Purchaser which are, or will be, necessary to be obtained by the Purchasers for the valid execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Standby Agreement by such Purchaser and the consummation of the transactions contemplated hereby and thereby have been made or obtained.

                 7.5 Material Misstatements or Omissions. No representation or warranty by the Purchasers to the Company in this Agreement or in any of the other documents or agreements contemplated by this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading. All representations, covenants and warranties made by or on behalf of the Purchasers in this Agreement will be deemed to have been relied upon by the Company (notwithstanding any investigation by the Company).

                 7.6 Survival. All representations, warranties and covenants made in this Agreement by the Purchasers shall survive until three years and one month following the Closing Date.

                 Section 8. Covenants of the Purchasers.

                 8.1 Standby Agreement for Unsubscribed Shares in Rights Offering. The Purchasers shall enter into the Standby Agreement pursuant to which, among other things, the Purchasers shall agree to acquire all shares of Common Stock not subscribed for by stockholders of the Company in the Rights Offering, all in accordance with the terms and conditions set forth in the Standby Agreement. Notwithstanding the foregoing, the parties acknowledge that the Company will not issue more than 1,607,143 shares of Common Stock in the Rights Offering, that Gintel's and Avondale's maximum aggregate standby commitment will not exceed the difference obtained by subtracting from $11,250,000, the aggregate of all subscription proceeds received by the Company from stockholders in the Rights Offering and that Gintel's and Avondale's individual maximum standby commitments shall not exceed $3,750,000 and $7,500,000, respectively.

                 8.2 Gintel Rights. Gintel hereby covenants and agrees that he will not subscribe for any shares of Common Stock underlying any of the subscription rights to be issued to him, as a stockholder in the Company, in the Rights Offering.

                 Section 9. Indemnification. (a) The Company will indemnify and hold harmless each Purchaser (subject to the provisions of Section 9(d) below) and the directors, officers, employees and agents of each Purchaser from and against any and all losses, claims, damages and liabilities (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement, of any action, suit or proceeding or any claim asserted (collectively, the "Losses")), to which they, or any of them, may become subject as a result of, or arising out of, any material inaccuracy in, or any material breach of, any representation, warranty, covenant or agreement of the Company contained in this Agreement or in any of the other agreements or instruments contemplated by this Agreement, including, without limitation, the Registration Rights Agreement, the Standby Agreement, the Notes, the Warrants, the Avondale Replacement Note and the Gintel Replacement Note. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

                 (b) Each Purchaser severally, but not jointly, will indemnify and hold harmless the Company and the directors, officers, employees and agents of the Company from and against any and all Losses to which they, or any of them, may become subject as a result of, or arising out of, any material inaccuracy in, or any material breach of, any representation, warranty, covenant or agreement of such Purchaser contained in this Agreement or in any of the other agreements contemplated by this Agreement, including, without limitation, the Registration Rights Agreement and the Standby Agreement. This indemnity agreement will be in addition to any liability that each Purchaser might otherwise have.

                 (c) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against any indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under this Section.

If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in, and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and, after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation previously incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its counsel in any such action, but the fees and expenses of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the fees and expenses of counsel will be at the expense of the indemnifying party or parties. All such fees and expenses will be reimbursed promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its or his written consent (such consent not to be unreasonably withheld) or, in connection with any proceeding or related proceeding in the same jurisdiction, for the fees and expenses of more than one separate counsel for all indemnified parties.

                 (d) The parties hereto acknowledge and agree that the representations and warranties made by the Company to Mr. Gintel in Section 5 hereof are being made to him without any liability therefor following the Closing Date. Nothing in this Agreement or in any of the other documents or instruments referred to herein shall create in Mr. Gintel, or grant Mr. Gintel, a right, following the Closing Date, to commence a cause of action against the Company for, or to seek indemnification for losses arising out of or relating to, a breach by the Company of any of its representations or warranties contained in Section 5 herein.

                 Section 10.      Miscellaneous.

                 10.1 Notices. All notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been given or made, and all financial statements, information and the like required to be delivered hereunder shall be deemed to have been delivered, when sent by registered or certified mail or by overnight courier, postage prepaid, addressed to the parties at their addresses set forth on the first page of this Agreement, or to such other address as any of them shall specify in writing to the other parties hereto, with copies in the case of the Company, to:

                 Blau, Kramer, Wactlar & Lieberman, P.C.
                 100 Jericho Quadrangle
                 Jericho, New York 11753
                 Attn: Edward I. Kramer

                 in the case of Gintel, to:

                 Reid & Priest LLP
                 40 West 57th Street
                 New York, New York 10019
                 Attn: Leonard Gubar

                 in the case of Avondale, to:

                 King & Spalding
                 191 Peachtree Street
                 Atlanta, Georgia 30303
                 Attn: Michael J. Egan III




                 10.2 Amendment. This Agreement and the Schedules annexed hereto may not be changed or terminated orally and may only be amended with the written consent of the Company and the Purchasers. This Agreement shall be binding upon the Company and the Purchasers and their successors and permitted assigns.

                 10.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                 10.4 References and Headings. All references to gender or number in this Agreement shall be deemed interchangeable to refer to the masculine, feminine, neuter, singular or plural, as the sense of the context requires. The Section headings contained herein are inserted for convenience of reference only and are not intended to define or limit the contents of any such Section of this Agreement.

                 10.5 Fees and Expenses. The Company shall pay the reasonable legal fees and disbursements of counsel to the Purchasers in connection with the transactions contemplated hereby and in the Rights Offering, whether or not the Closing under this Agreement or the Rights Offering is consummated.

                 10.6 Governing Law. This Agreement is executed and delivered in, and shall be construed in accordance with, and governed by, the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

                 IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the day and year first above written.


                                   ONEITA INDUSTRIES, INC.


                                   By:
                                        ---------------------------------
                                   Name:
                                   Title:



                                   PURCHASERS:


                                   --------------------------------------
                                   Robert M. Gintel



                                   AVONDALE MILLS, INC.


                                   By:
                                         --------------------------------
                                   Name:
                                   Title:

                                   SCHEDULES



SCHEDULE A -       STANDBY AGREEMENT

SCHEDULE B -       INITIAL GINTEL NOTE

SCHEDULE C -       GINTEL SUBORDINATED NOTE

SCHEDULE D -       AVONDALE NOTE

SCHEDULE E -       REGISTRATION RIGHTS AGREEMENT

SCHEDULE F -       WARRANTS

SCHEDULE G -       AVONDALE REPLACEMENT NOTE

SCHEDULE H -       GINTEL REPLACEMENT NOTE

SCHEDULE 1.2.3 -   BANK FINANCING

SCHEDULE 1.2.5 -   OPINION OF COUNSEL

SCHEDULE 5.1 -     SUBSIDIARIES

SCHEDULE 5.2 -     CAPITAL OF SUBSIDIARIES; REGISTRATION RIGHTS

SCHEDULE 5.3 -     AUTHORIZATION

SCHEDULE 5.5 -     GOVERNMENTAL AND OTHER CONSENTS

SCHEDULE 5.6 -     ACTIONS PENDING

SCHEDULE 5.7 -     ADVERSE CHANGE

SCHEDULE 5.9 -     PATENTS AND TRADEMARKS

SCHEDULE 5.14 -    ENVIRONMENTAL

SCHEDULE 5.15 -    CHANGE OF EVENTS


         The registrants agree to furnish a copy of the Schedules listed above to the Securities and Exchange Commission upon request.